Exhibit 3.33

MEMORANDUM OF ASSOCIATION

OF

COORS INTERNATIONAL HOLDCO 2, ULC

1.                                      The name of the company in all its language forms is:

COORS INTERNATIONAL HOLDCO 2, ULC

2.                                      The company shall have all the powers, capacity, rights and privileges of a natural person including the following which are expressly conferred upon the company:

(a)                                 to sell or dispose of its undertaking, or a substantial part thereof;

(b)                                 subject to the provisions of the Companies Act (Nova Scotia) with respect to reduction of capital, to distribute any of its property in specie among its members; and

(c)                                  to amalgamate with any company or other body of persons.

3.                                      The liability of the members is unlimited.

The undersigned subscriber is desirous of being formed into a company in pursuance of this Memorandum of Association and respectively agrees to take the number and kind of shares in the capital stock of the company set below my name.

Name, Address and Number of Shares taken by Subscriber

NEWCO 3, INC.

PER:	/s/ Eric Gunning
NAME:	Eric Gunning
OFFICE:	Assistant Secretary
Address:	1801 California Street, Suite 4600
Denver, Colorado 80202

One (1) Common Share

Total Number of Shares taken:                        One (1) Common Share

Witness to the above signature:

/s/ Kathleen M. Kirchner
Name:	Kathleen M. Kirchner
Address:	1801 California Street, Suite 4600
Denver, Colorado 80202

DATED the 18th day of August, 2016

ARTICLES OF ASSOCIATION

OF

COORS INTERNATIONAL HOLDCO 2, ULC

INTERPRETATION

1.                                            In these Articles, unless there is something in the subject or context inconsistent therewith:

(a)                                 “Act” means the Companies Act (Nova Scotia), R.S.N.S. 1989 and all amendments thereto;

(b)                                 “Articles” and “these presents” include these Articles of Association and all amendments thereto;

(c)                                  “Company” means the company named above;

(d)                                 “directors” or “the “Board” means the directors of the Company for the time being;

(e)                                  “in writing” and “written” includes printing, lithography and other modes of representing or reproducing words in visible form;

(f)                                   “Memorandum” means the Memorandum of Association of the Company, and all amendments thereto;

(g)                                  “month” means calendar month;

(h)                                 “Office” means the registered office for the time being of the Company;

(i)                                     “Register” means the register of shareholders kept pursuant to Section 43(1) of the Act;

(j)                                    “Registrar” means the Registrar of Joint Stock Companies for the time being;

(k)                                 “reporting company” and “reporting issuer” shall have the meanings as set out in Section 2 of the Act;

(l)                                     “Secretary” includes any person appointed to perform the duties of the Secretary temporarily;

(m)                             “Share” or “Shares” includes a fractional share;

(n)                                 “Share Warrants” has the meaning assigned by Article 49;

(o)                                 “shareholder” means a member as that term is used in the Act in connection with a company having a share capital;

(p)                                 “Shareholders’ Agreement” has the meaning assigned by Article 194;

(q)                                 “special resolution” has the meaning assigned by Section 87 of the Act;

(r)                                    “proxyholder” includes an alternate proxyholder;

(s)                                   words importing the singular number only include the plural number and vice versa;

(t)                                    words importing the masculine gender only include the feminine gender; and

(u)                                 words importing persons include corporations and any other entity, including partnerships and limited partnerships.

2.                                      The regulations appearing in Table A in the First Schedule to the Act shall not apply to the Company.

3.                                      The directors may enter into and carry into effect or adopt and carry into effect any agreement or agreements made by the promoters of the Company on behalf of the Company and shall have full power to agree to any modification in the terms of any such agreement or agreements, either before or after their execution.

4.                                      The directors may, out of any moneys of the Company for the time being in their hands, pay all expenses incurred for the formation and establishment of the Company, including the expenses of registration.

5.                                      The business of the Company may be commenced as soon after incorporation as the directors think fit, and notwithstanding that part only of the Shares have been allotted.

SHARES

6.                                      The authorized capital of the Company consists of 10,000,000,000 Common shares without nominal or par value, and which may by resolution of the directors be divided into several classes and/or have attached thereto respectively any preferential, deferred or qualified rights, privileges or conditions, including restrictions on voting rights and including redemption and purchase of such shares, subject however to the provisions of the Act.

7.                                      The directors shall control the Shares and, subject to the provisions of these Articles, may allot or otherwise dispose of them, fractional or otherwise, to such persons at such times, on such terms and conditions and either at a premium or at par as they think fit.

8.                                      The directors may pay, on behalf of the Company, a commission to any person in consideration of such person subscribing or agreeing to subscribe (whether absolutely or conditionally) for any Shares in the Company, or such persons procuring or agreeing to procure subscriptions (whether absolute or conditional) for any Shares in the Company, provided that such commission paid or agreed to be paid does not exceed ten per centum of the price at which such Shares are sold. The commission may be paid or satisfied in cash or in Shares, debentures or debenture stock of the Company.

9.                                      On the issue of Shares the Company may arrange among the holders thereof differences in the calls to be paid and in the times for their payment.

10.                               If the whole or part of the allotment price of any Shares is, by the conditions of their allotment, payable in instalments, every such instalment shall, when due, be payable to the Company by the person who is at such time the registered holder of the Shares.

11.                               Shares may be registered in the names of joint holders not exceeding three in number.

12.                               The joint holders of a Share shall be severally as well as jointly liable for the payment of all instalments and calls due in respect of such Share. On the death of one or more joint holders of Shares the survivor or survivors of them shall alone be recognized by the Company as having title to the Shares.

13.                               Save as herein otherwise provided, the Company shall be entitled to treat the registered holder of any Share as the absolute owner thereof and accordingly shall not, except as ordered by a court of competent jurisdiction or required by statute, be bound to recognize any equitable or other claim to or interest in such Share on the part of any other person.

CERTIFICATES

14.                               Certificates of title to Shares shall be in the following form or as near thereto as circumstances will permit, or in such other form as the directors or shareholders may from time to time approve:

           is the registered owner of            fully paid                      shares of

transferable only on the books of the Company (subject to the restrictions imposed by the Articles of Association of the Company) by the holder thereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF the Company has caused this Certificate to be signed by its duly authorized officers and to be sealed with the seal of the Company this       day of,            ,

Certificates may bear any other legend required by applicable securities laws or the contractual obligations of the holders thereof.

15.                               Unless the directors otherwise determine, every certificate of title to Shares shall be signed manually by at least one of the Chair, President, Secretary, Treasurer, a vice-president, an assistant secretary, any other officer of the Company or any director of the Company or by or on behalf of a share register transfer agent or branch transfer agent appointed by the Company or by any other person whom the directors may designate. When signatures of more than one person appear on a certificate all but one may be printed or otherwise mechanically reproduced. All such certificates when signed as provided in this Article shall be valid and binding upon the Company. If a certificate contains a printed or mechanically reproduced signature of a person, the Company may issue the certificate, notwithstanding that the person has ceased to be a director or an officer of the Company and the certificate is as valid as if such person were a director or an officer at the date of its issue.

16.                               Subject to any regulations made at any time by the directors, each shareholder may have title to the Shares registered in such shareholder’s name evidenced by any number of certificates so long as the aggregate of the Shares stipulated in such certificates equals the aggregate registered in such shareholder’s name.

17.                               Where Shares are registered in the names of two or more persons, the Company shall not be bound to issue more than one certificate or one set of certificates, and such certificate or set of certificates shall be delivered to the person first named on the register.

18.                               Any certificate that has become worn, damaged or defaced may, upon its surrender to the directors, be cancelled and replaced by a new certificate. Any certificate that has become lost or destroyed may also be replaced by a new certificate upon proof of such loss or destruction to the satisfaction of the directors and the furnishing to the Company of such undertakings of indemnity as the directors deem adequate.

19.                               The sum of one dollar or such other sum as the directors from time to time determine shall be paid to the Company for every certificate other than the first certificate issued to any holder in respect of any Share or Shares.

20.                               The directors may cause one or more branch registers of shareholders to be kept in any place or places, whether inside or outside of the Province of Nova Scotia.

CALLS

21.                               The directors may, from time to time, make such calls as they think fit upon the shareholders in respect of all monies unpaid on the Shares held by them respectively and not made payable at fixed times by the conditions on which such Shares were allotted and each shareholder shall pay the amount of every call so made on such shareholder to the persons and at the times and places appointed by the directors. A call may be made payable by instalments.

22.                               A call shall be deemed to have been made at the time when the resolution of the directors authorizing such call was passed.

23.                               At least fourteen days’ notice of any call shall be given, and such notice shall specify the time and place at which and the person to whom such call shall be paid.

24.                               If the sum payable in respect of any call or instalment is not paid on or before the day appointed for the payment thereof, the holder for the time being of the Share in respect of which the call has been made or the instalment is due shall pay interest on such call or instalment at the rate of ten per centum (10%) per annum from the day appointed for the payment thereof up to the time of actual payment.

25.                               At the trial or hearing of any action for the recovery of any money due for any call, it shall be sufficient to prove that the name of the shareholder sued is entered on the Register as the holder or one of the holders of the Share or Shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the shareholder sued in pursuance of these Articles. It shall not be necessary to prove the appointment of the directors who made such call or any other matters whatsoever and the proof of the matters stipulated shall be conclusive evidence of the debt.

26.                               The directors may, if they think fit, receive from any shareholder willing to advance it all or any part of the monies due upon Shares held by such shareholder beyond the sums actually called for; and upon the monies so paid or satisfied in advance or so much thereof as from time to time exceeds the amount of the calls then made upon the Shares in respect of which such advance has been made, the Company may pay interest at such rate, not exceeding ten per centum (10%) per annum, as the shareholder paying such sum in advance and the directors agree upon, or the directors may agree with such shareholder that such shareholder may participate in profits upon the amount so paid or satisfied in advance.

FORFEITURE OF SHARES

27.                               If any shareholder fails to pay any call or instalment on or before the day appointed for payment, the directors may at any time thereafter while the call or instalment remains unpaid serve a notice on such shareholder requiring such shareholder to pay the call or instalment together with any interest that may have accrued and all expenses that may have been incurred by the Company by reason of such non-payment.

28.                               The notice shall name a day (not being less than fourteen days after the date of the notice) and a place or places on and at which such call or instalment and such interest and expenses are to be paid. The notice shall also state that, in the event of non-payment on or before the day and at the place or one of the places so named, the Shares in respect of which the call was made or instalment is payable will be liable to be forfeited.

29.                               If the requirements of any such notice are not complied with, any Shares in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments, interest and expenses due in respect thereof, be forfeited by a resolution of the directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited Shares and not actually paid before the forfeiture.

30.                               When any Share has been so forfeited, notice of the resolution shall be given to the shareholder in whose name it stood immediately prior to the forfeiture and an entry of the forfeiture shall be made in the Register.

31.                               Any Share so forfeited shall be deemed to be the property of the Company and the directors may sell, re-allot or otherwise dispose of it in such manner as they think fit.

32.                               Directors may at any time before any Share so forfeited has been sold, re-allotted or otherwise disposed of, annul the forfeiture thereof upon such conditions as they think fit.

33.                               Any shareholder whose Shares have been forfeited shall nevertheless be liable to pay and shall forthwith pay to the Company all calls, instalments, interest and expenses owing upon or in respect of such Shares at the time of the forfeiture together with interest thereon at the rate of ten per centum (10%) per annum from the time of forfeiture until payment. The directors may enforce such payment if they think fit, but are under no obligation to do so.

34.                               A certificate in writing under the hand of any director and countersigned by the Secretary stating that a Share has been duly forfeited on a specified date in pursuance of these Articles and the time when it was forfeited shall be conclusive evidence of the facts therein stated as against all persons who would have been entitled to the Share but for such forfeiture.

LIEN ON SHARES

35.                               The Company shall have a first and paramount lien upon all Shares (other than fully paid up Shares) registered in the name of each shareholder (whether solely or jointly with others) and upon the proceeds from the sale thereof for the shareholder’s debts, liabilities and other engagements, solely or jointly with any other person, to or with the Company, whether or not the period for the payment, fulfilment or discharge thereof has actually arrived, and such lien shall extend to all dividends from time to time declared in respect of such Shares. Unless otherwise agreed, the registration of a transfer of Shares shall operate as a waiver of any lien of the Company on such Shares.

36.                               For the purpose of enforcing such lien the directors may sell the Shares subject to it in such manner as they think fit; but no sale shall be made until the period for the payment, fulfilment or discharge of such debts, liabilities or other engagements has arrived, and until notice in writing of the intention to sell has been given to such shareholder, such shareholder’s executors or administrators and default has been made by such shareholder or them in such payment, fulfilment or discharge for seven days after such notice.

37.                               The net proceeds of any such sale after the payment of all costs shall be applied in or towards the satisfaction of such debts, liabilities or engagement and the residue, if any, paid to such shareholder or such shareholder’s executors, administrators or assigns.

VALIDITY OF SALES

38.                               Upon any sale after forfeiture or the enforcing of a lien in purported exercise of the powers given by these Articles the directors may cause the purchaser’s name to be entered in the Register in respect of the Shares sold, and the purchaser shall not be bound to see to the regularity of the proceedings or to the application of the purchase money, and after the purchaser’s name has been entered in the Register in respect of such Shares the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

TRANSFER OF SHARES

39.                               The instrument of transfer of any Share in the Company shall be signed by the transferor. The transferor shall be deemed to remain the holder of such Share until the name of the transferee is entered in the Register in respect thereof and shall be entitled to receive any dividend declared thereon before the registration of the transfer.

40.                               The instrument of transfer of any Share shall be in writing in the following form or such other form as the directors may approve:

For value received              hereby sells, assigns and transfers unto                shares of the capital stock of the Company represented by the within certificate, and does hereby irrevocably constitute and appoint                  to transfer such stock on the books of the Company with full power of substitution in the premises.

Dated the    day of               ,

Witness:

41.                               The Company is a private issuer and:

(a)                                 no transfer of any of the securities of the Company other than any non-convertible debt security (in this Article, “securities”) shall be effective unless or until approved by resolution of either the directors or the shareholders, and the directors or shareholders, as the case may be, shall be under no obligation to give such approval or to give any reason for withholding approval;

(b)                                 the number of direct or indirect beneficial owners of securities of the Company shall not exceed 50 persons, not including employees and former employees of the Company or its affiliates, provided that each person is counted as one beneficial owner unless the person is created or used solely to purchase or hold securities of the Company, in which case each beneficial owner or each beneficiary of the person, as the case may be, must be counted as a separate beneficial owner; and

(c)                                  the Company shall distribute securities only to persons described in Section 2.4 of National Instrument 45-106 Prospectus and Registration Exemptions (as the same may be amended from time to time, “NI45-106”).

For the purposes of this Article, “debt security”, “person” and “private issuer” have the meanings given to those terms in NI45-106 and “affiliates” shall have the meaning given to that term in the Securities Act (Nova Scotia).

42.                               The directors may, without assigning any reason therefor, decline to register any transfer of Shares not fully paid up, upon which the Company has a lien, or the transfer of which would result in a violation of the limitation on number of holders described in Article 41 or which is restricted by any agreement to which the Company is a party.

43.                               Every instrument of transfer shall be left at the office of the Company or its transfer agent where the principal or a branch register of shareholders is maintained for registration together with the certificate of the Shares to be transferred and such other evidence as the Company may require to prove the title of the transferor or the transferor’s right to transfer the Shares.

44.                               The directors may require that a fee determined by them be paid before or after registration of any transfer.

45.                               Every instrument of transfer shall, after its registration, remain in the custody of the Company. Any instrument of transfer that the directors decline to register shall, except in case of fraud, be returned to the person who deposited it.

46.                               The transfer books and Register may be closed during such time as the directors think fit, not exceeding in the whole thirty days in each year, notice of which shall be given by advertisement in such newspaper circulating in the district in which the Office is situate.

TRANSMISSION OF SHARES

47.                               (a)                                 The executors or administrators of a deceased shareholder (not being one of several joint holders) shall be the only persons recognized by the Company as having any title to the Shares registered in the name of such shareholder. When a Share is registered in the names of two or more joint holders, the survivor or survivors or the executors or administrators of the deceased survivor, shall be the only persons recognized by the Company as having any title to, or interest in, such Share.

(b)                                 Notwithstanding anything in these Articles, if the Company has only one shareholder, not being one of several joint holders, and that shareholder dies, the executors or administrators of such deceased shareholder shall be entitled to register themselves in the Register of shareholders as the holders of such deceased shareholder’s Share whereupon they shall have all the rights given by these Articles and law to shareholders.

48.                               Any person becoming entitled to Shares in consequence of the death or bankruptcy of any shareholder or in any way other than by allotment or transfer upon producing evidence of such person being entitled to act in the capacity claimed or of such person’s title may, subject to these Articles, be registered as a shareholder in respect of such Shares, or may, without being registered, transfer such Shares subject to the provisions of these Articles respecting the transfer of Shares. The directors shall have the same right to refuse to register a person entitled by transmission to any Shares, or such person’s nominee, as if such person were the transferee named in an ordinary transfer presented for registration.

SHARE WARRANTS

49.                               The Company, with respect to fully paid up Shares, may issue under its common seal warrants (hereinafter called “Share Warrants”) stating that the bearer is entitled to the Shares therein specified, and may provide, by coupons or otherwise, for the payment of future dividends on the Shares included in such warrants.

50.                               The directors may determine, and from time to time vary, the conditions upon which Share Warrants will be issued and, in particular, the conditions upon which new Share Warrants or coupons will be issued in the place of one worn out, defaced, lost or destroyed, or upon which the bearer of Share Warrants will be entitled to attend and vote at general meetings, or upon which Share Warrants may be surrendered and the name of the bearer entered in the Register in respect of the Shares therein specified. Subject to such conditions and to these Articles, the bearer of Share Warrants shall be a shareholder to the full extent. The bearer of Share Warrants shall be subject to the conditions for the time being in force, whether made before or after the issue of such warrant.

INCREASE AND REDUCTION OF CAPITAL

51.                               The Company may, from time to time, by a resolution of its shareholders passed at a general meeting, increase its capital by the creation of new Shares of such amount as it thinks expedient.

52.                               The new Shares may be issued upon such terms and conditions and with such rights and privileges annexed thereto as the Company in general meeting determines or, if no direction is given, as the directors determine, and in particular (but without limiting the generality of the foregoing) such Shares may be issued with a preferential or qualified right to dividends and to the assets of the Company upon distribution and with a special or without any right of voting.

53.                               The Company in general meeting may, before the issue of any new Shares, determine that such Shares or any of them, shall be offered in the first instance to all the then shareholders or to the shareholders of any class of shareholders in proportion to the amount of the capital held by them, or make any other provisions as to the issue and allotment of such Shares. In default of any such determination or to the extent that it does not apply, the new Shares may be dealt with as if they formed part of the Shares in the original capital.

54.                               Except so far as otherwise provided by the conditions of issue or these Articles, any capital raised by the creation of new Shares shall be considered part of the original capital and shall be subject to the provisions herein contained with reference to payment of calls and instalments, transfer and transmission, forfeiture, lien and otherwise.

55.                               The Company may, from time to time, by special resolution reduce its share capital and any capital redemption reserve fund in any way and with and subject to any incident authorized and consent required by law.

ALTERATION OF CAPITAL

56.                               The Company may from time to time in general meeting consolidate and divide all or any of its Share capital into Shares of larger amount than its existing Shares.

56A.                      The Company may, from time to time, by special resolution increase its share capital to authorize a new class of Shares without nominal or par value, either stating the maximum number of Shares of such class that the Company is authorized to issue or, where there is no limit on the number of Shares of such class, a statement to that effect.

56B.                      The Company may, from time to time, by special resolution change the maximum number of shares of a class of shares without nominal or par value, that the Company is authorized to issue, which may include a change to or from an unlimited number of shares of that class.

57.                               The Company may, from time to time, in general meeting convert all or any of its paid up Shares into stock and re-convert that stock into paid up Shares of any denomination.

58.                               The Company may, from time to time, by special resolution subdivide its Shares, or any of them, into Shares of smaller amount than is fixed by the Memorandum so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived. The special resolution whereby any Share is subdivided may determine that, as between the holders of the Shares resulting from such subdivision, one or more of such Shares shall have some preference or special advantage as regards dividend, capital, voting or otherwise, over, or as compared with, the others or other.

59.                               The Company may, from time to time, in general meeting exchange Shares of one denomination for another.

60.                               The Company may from time to time in general meeting cancel Shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the Shares so cancelled.

61.                               The Company may, from time to time, by special resolution convert any part of its issued or unissued Share capital into preferred Shares redeemable or purchasable by the Company in the manner provided in the Act.

62.                               The Company may, from time to time, by special resolution convert all or any of its previously authorized, unissued or issued, fully paid up Shares, other than preferred shares, with nominal or par value into the same number of Shares without any nominal or par value, and reduce, maintain or increase accordingly its liability on any of its Shares so converted; provided that the power to reduce its liability on any of its Shares so converted may, where it results in a reduction of capital, only be exercised as provided by the Act.

63.                               The Company may, from time to time, by special resolution convert all or any of its previously authorized, unissued or issued, fully paid up Shares without nominal or par value into the same or a different number of Shares with nominal or par value. For such purpose the Shares issued without nominal or par value and replaced by Shares with a nominal or par value shall be considered as fully paid, but their aggregate par value shall not exceed the value of the net assets of the Company as represented by the Shares without par value issued before the conversion.

64.                               Subject to the provisions of the Act, the Company may redeem, purchase or otherwise acquire Shares issued by it. The directors may determine the manner and terms for redeeming, purchasing or otherwise acquiring such Shares and may from time to time provide a sinking fund on such terms as they think fit for the redemption, purchase or acquisition of such Shares. Preferred shares which by their provisions may be redeemed or purchased by the Company shall be redeemed subject to such provisions.

INTEREST ON SHARE CAPITAL

65.                               The Company may pay interest at a rate not exceeding six per centum (6%) per annum on share capital issued and paid up for the purpose of raising money to defray the expenses of the construction of any works or buildings or the provision of any plant which cannot be operated profitably for a lengthy period of time. Such interest may be paid for such period and may be charged to capital as part of the cost of construction of the work or building or of the provision of the plant. The payment of the interest shall not operate to reduce the amount paid up on the Shares in respect of which it is paid. The accounts of the Company shall show full particulars of the payment during the period to which the accounts relate.

CLASSES OF SHARES

66.                               Subject to the provisions of the Company’s Memorandum, and without prejudice to any special rights previously conferred on the holders of existing Shares, any Shares may be issued with such preferred, deferred or other special rights, or with such restrictions, whether in regard to dividends, voting, return of share capital or otherwise, as the Company may from time to time determine by special resolution.

MODIFICATION OF RIGHTS OF SHAREHOLDERS

67.                               If at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights and privileges attached to any such class may be modified, altered, varied, affected, commuted, abrogated or otherwise dealt with by agreement between the Company and any person purporting to contract on behalf of that class, provided such agreement is ratified in writing by the holders of at least a two-thirds majority in number of the issued Shares of the class or by a resolution passed by the same majority, and all the provisions hereinafter contained as to general meetings, shall, mutatis mutandis, apply to every meeting of such class of shareholders convened for such purpose, save that the quorum for such a meeting shall be shareholders holding or representing by proxy one-half in number of the issued Shares of the class. This Article shall not be deemed by implication to curtail the power of modification which the Company would have if the Article were omitted.

SURRENDER OF SHARES

68.                               The directors may accept the surrender of any Share by way of compromise of any question as to the holder being properly registered in respect thereof. Any Share so surrendered may be disposed of in the same manner as a forfeited Share.

BORROWING POWERS AND POWER OF GUARANTEE

69.                               The directors on behalf of the Company may, from time to time, in their discretion:

(a)                                 raise or borrow money for the purposes of the Company or any of them;

(b)                                 secure the repayment of moneys so raised or borrowed in such manner and upon such terms and conditions in all respects as they think fit, and in particular by the execution and delivery of mortgages of the Company’s real or personal property, or by the issue of bonds, debentures or debenture stock of the Company secured by mortgage or other charge upon all or any part of the property of the Company, both present and future, including its uncalled capital for the time being;

(c)                                  sign or endorse bills, notes, acceptances, cheques, contracts, and other evidence of or securities for money borrowed or to be borrowed for the purposes aforesaid; and

(d)                                 pledge debentures as security for loans.

70.                               Bonds, debentures and other securities may be made assignable, free from any equities between the Company and the person to whom such securities were issued.

71.                               Any bonds, debentures and other securities may be issued at a discount, premium or otherwise and with special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of directors and other matters.

71A.                      The Company may, from time to time, and in the discretion of the directors, guarantee the performance of liabilities, contracts and loans of any kind whatsoever, and may give any postponements required in connection with that guarantee, and as security for such guarantee, mortgage, pledge, hypothecate or otherwise charge the whole or any of the Company’s property, real or personal.

MEETINGS

72.                               Ordinary general meetings shall be held at least once in every calendar year at such time and place as may be determined by the directors and not later than fifteen months after the preceding ordinary general meeting. All other meetings of the Company shall be called special general meetings. In lieu of an ordinary or special general meeting all of the shareholders may sign a resolution or resolutions pursuant to Article 103.

73.                               The directors may whenever they think fit, convene a special general meeting and they shall, upon the requisition of shareholders holding not less than one-tenth of the issued share capital of the Company having at the date of the deposit of the requisition a right to vote at general meetings of the Company and in respect of whose Shares all calls or other sums then due have been paid, forthwith proceed to convene a special general meeting of the Company, to be held at such time and place as the directors determine.

74.                               The requisition shall state the objects of the meeting requested, be signed by the shareholders making it and deposited at the Office. The requisition may consist of several documents in like form each signed by one or more of the requisitionists.

75.                               If the directors do not proceed to cause a meeting to be held within twenty-one days from the date that the requisition is so deposited, the requisitionists, or a majority of them in value, may themselves convene a meeting, provided it is held within three months after the date of the deposit of the requisition.

76.                               Such meetings shall be convened in the same manner as nearly as possible as such meetings are to be convened by directors

77.                               At least seven clear days’ notice of every general meeting, (except in the case of meetings where subsection 12(1) or (2) of the Third Schedule to the Act applies, in which case not less than twenty-one days notice before the date of the meeting shall be given) specifying the place, day and hour of the meeting and, when special business is to be considered, the general nature of such business, shall be given to the shareholders entitled to be present at such meeting by notice sent by post or otherwise. With the consent in writing of all of the shareholders entitled to vote at such meeting, a meeting may be convened by a shorter notice and in any manner they think fit, or if all of the shareholders are present at a meeting either in person or by proxy, notice of the time, place and purpose of the meeting may be waived.

78.                               The accidental omission to give any such notice to any of the shareholders or the failure of any shareholder to receive such notice shall not invalidate any resolution passed at any such meeting.

RECORD DATES

79.                               (a)                                 The directors may fix in advance a date as the record date for the determination of shareholders

(i)                                   entitled to receive payment of a dividend or entitled to receive any distribution;

(ii)                                entitled to receive notice of a meeting; or

(iii)                             for any other purpose.

(b)                                 If no record date is fixed, the record date for the determination of shareholders

(i)                                   entitled to receive notice of a meeting shall be the day immediately preceding the day on which the notice is given, or, if no notice is given, the day on which the meeting is held; and

(ii)                                for any other purpose shall be the day on which the directors pass the resolution relating to the particular purpose.

PROCEEDINGS AT GENERAL MEETINGS

80.                               The business of any ordinary general meeting shall be to receive and consider the financial statements of the Company, the reports of the directors and auditors, to elect directors in the place of those retiring and to transact any other business which under these Articles ought to be transacted at an ordinary general meeting.

81.                               No business shall be transacted at any general meeting unless the quorum requisite is present at the commencement of the business. A person other than an individual that is a shareholder of the Company and has a duly authorized agent or representative present at any such meeting shall for the purpose of this Article be deemed to be personally present at such meeting.

82.                               Two shareholders, where there is more than one shareholder, personally present and entitled to vote shall be a quorum for a general meeting for the choice of a Chair and the adjournment of the meeting. For all other purposes the quorum for a general meeting shall be two shareholders personally present and entitled to vote and holding or representing by proxy not less than one-tenth in number of such of the issued Shares of the Company as confer upon the holders thereof the right to vote at such meeting. Provided that where the Company has less than two shareholders, all business of the Company shall be conducted in the manner specified in Article 103.

83.                               The Chair of the Board shall be entitled to take the chair at every general meeting or, if there be no Chair of the Board, or if the Chair is not present within fifteen minutes after the time appointed for holding the meeting, the President or, failing the President, a Vice-President shall be entitled to take the chair. If the Chair, the President or a Vice-President is not present within fifteen minutes after the time appointed for holding the meeting, the shareholders present entitled to vote at the meeting shall choose another director as Chair and, if no director is present or if all the directors present decline to take the chair, then the shareholders present entitled to vote shall choose one of their number to be Chair.

84.                               If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if it was convened pursuant to a requisition under Articles 73-75, shall be dissolved; if it was convened in any other way, it shall stand adjourned to the same day, in the next week, at the same time and place. If at such adjourned meeting a quorum is not present, those shareholders entitled to vote who are present shall be a quorum and may transact the business for which the meeting was called.

85.                               At any general meeting a resolution put to the meeting shall be decided by a show of hands unless, either before or on the declaration of the result of the show of hands, a poll is demanded by (i) the Chair or (ii) at least five shareholders present and entitled to vote at the meeting or (iii) a shareholder or shareholders holding or representing by proxy at least one-tenth in number of the issued Shares of the Company that confer upon their holders the right to vote at the meeting.

86.                               When a resolution is decided by a show of hands, a declaration by the Chair that a resolution has been carried, carried by a particular majority, lost or not carried by a particular majority and an entry to that effect in the Company’s book of proceedings shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour or against such resolution.

87.                               When a poll is demanded, it shall be taken in such manner at such time and place as the Chair of the meeting directs, and either at once or after an interval or adjournment or otherwise. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand of a poll may be withdrawn. When any dispute occurs over the admission or rejection of a vote, it shall be resolved by the Chair and such determination made in good faith shall be final and conclusive.

88.                               When there is an equality of votes, either on a show of hands or on a poll, the Chair shall not have a tie casting vote in addition to the vote or votes that the Chair has as a shareholder.

89.                               The Chair of a general meeting may, with the consent of a majority of the shareholders present, adjourn the meeting, from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting that was adjourned.

90.                               Any poll demanded on the election of a Chair of a meeting or any question of adjournment shall be taken at the meeting without adjournment.

91.                               The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

VOTES OF SHAREHOLDERS

92.                               Subject to the provisions applicable to any Shares issued under conditions limiting or excluding the rights of the holders thereof to vote at general meetings, on a show of hands every shareholder present in person and every proxyholder shall subject to subsection 85F(2) of the Act, have one vote, and upon a poll every shareholder present in person or by proxy shall have one vote for every Share held by such shareholder. Where a person other than an individual that is a shareholder is present by proxy or a representative duly authorized under the Act, such proxy or representative shall, whether or not such proxyholder is a shareholder, be entitled to vote for such person either on a show of hands or at a poll.

93.                               Any person entitled under Article 47 to a transfer of any Shares may vote at any general meeting in respect thereof in the same manner as if such person were the registered holder of such Shares so long as such person, at least forty-eight hours (exclusive of Saturdays, Sundays or holidays) before the time of holding the meeting or adjourned meeting at which such person proposes to vote, satisfies the directors of such person’s right to a transfer of such Shares.

94.                               Where there are joint registered holders of any Share, any one of such persons may vote such Share at any meeting, either personally or by proxy, as if such person were solely entitled to it. If more than one of such joint holders is present at any meeting, personally or by proxy, the one whose name stands first on the Register in respect of such Share shall alone be entitled to vote it. Several executors or administrators of a deceased shareholder in whose name any Share stands shall for the purpose of this Article be deemed joint holders thereof.

95.                               Votes may be cast either personally or by proxy or, in the case of a shareholder who is not an individual, by a representative duly authorized under the Act.

96.                               The instrument appointing a proxy shall be in writing under the hand of the appointor or of the appointor’s attorney duly authorized in writing. Holders of Share Warrants shall not be entitled to vote by proxy in respect of the Shares included in such warrants unless otherwise expressed in such warrants.

97.                               A shareholder of unsound mind in respect of whom an order has been made by any court having jurisdiction may vote by such shareholder’s guardian or other person in the nature of a guardian appointed by that court and any such guardian or other person may vote by proxy.

98.                               The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the Office not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the person named in such instrument proposes to vote. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date of its execution.

99.                               A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death of the principal, the revocation of the proxy, or the transfer of the Share in respect of which the vote is given, provided no intimation in writing of the death, revocation or transfer is received at the Office before the meeting or by the Chair of the meeting before the vote is given.

100.                        Every instrument of proxy, when the Company is not a reporting issuer, whether for a specified meeting or otherwise, shall as nearly as circumstances will admit, be in the form following or in such other form as the directors may from time to time determine:

I,                   of                    , in the County of           , being a shareholder of            , hereby appoint                    of                   , (or failing him                          of                  ) as my proxy to vote for me and on my behalf at the ordinary general (or special general as the case may be) meeting of the Company, to be held on the       day of            and at any adjournment thereof, or at any meeting of the Company which may be held within months from the date thereof, or to sign as my proxy any written resolutions pursuant to Article 103 of the Articles of Association of the Company.

As witness my hand this      day of          ,

WITNESS:

Shareholder

101.                        No shareholder shall be entitled to be present or to vote on any question, either personally or by proxy or as proxy for another shareholder, at any general meeting or upon a poll, or be reckoned in a quorum while any call or other sum is due and payable to the Company in respect of any of the Shares of such shareholder.

102.                        Any resolution passed by the directors, notice of which has been given to the shareholders in the manner in which notices are hereinafter directed to be given and which is, within one month after it has been passed, ratified and confirmed in writing by shareholders entitled on a poll to two-thirds of the votes, shall be as valid and effectual as a resolution of a general meeting. This Article shall not apply to a resolution for winding up the Company or to a resolution dealing with any matter that by statute or these Articles ought to be dealt with by a special resolution.

103.                        A resolution, including a special resolution, in writing and signed by every shareholder who would be entitled to vote on the resolution at a meeting is as valid as if it were passed by such shareholders at a meeting and satisfied all of the requirements of the Act and these Articles respecting meetings of shareholders. A resolution so passed shall be deemed to constitute a waiver of all notices required to have been given for that meeting. The signature of a shareholder who is a body corporate shall be evidenced by the signature of an officer or officers, director or directors, or other person or persons authorized by the body corporate.

104.                        Where the Company has only one shareholder all business which the Company may transact at annual or special meetings of shareholders shall be transacted in the manner provided for in Article 103.

DIRECTORS

105.                        Unless otherwise determined by general meeting, the number of directors shall not be less than one nor more than fifteen.

106.                        The directors shall have power at any time from time to time to appoint any other person as a director so long as the total number of directors does not at any time exceed the maximum number permitted. No such appointment shall be effective unless two-thirds of the directors concur in it.

107.                        The first director of the Company shall be the subscriber to the Memorandum unless the subscriber is a body corporate, in which case, the first director or directors shall be appointed by the subscriber, by an instrument in writing.

108.                        A director may retire from office upon giving to the Company notice in writing of such director’s intention to do so. Such resignation shall take effect upon the tendering of such notice or such later date as provided for in such notice.

109.                        The directors shall be paid out of the funds of the Company as remuneration for their service such sums, if any, as the Company in general meeting may determine and such remuneration shall be divided among them in such proportions and manners as the directors determine. The directors may also be paid their reasonable travelling, hotel and other expenses incurred in attending board meetings and the execution of their duties as directors.

110.                        The continuing directors may act notwithstanding any vacancy in their body, but if the number falls below the minimum permitted, the directors shall not, except in emergencies or for the purpose of filling up vacancies, act so long as the number is below the minimum.

111.                        A director may, in conjunction with the office of director, and on such terms as to remuneration and otherwise as the directors arrange or determine, hold any other office or place of profit in the Company or in any company in which the Company is a shareholder or of which the Company is a subsidiary or is otherwise interested.

112.                        The office of a director shall ipso facto be vacated:

(a)                                 if the director becomes bankrupt or makes an assignment for the benefit of creditors;

(b)                                 if the director is found mentally incompetent or becomes of unsound mind;

(c)                                  if the director resigns by notice to the Company;

(d)                                 if the director is removed by special resolution as provided by these Articles; or

(e)                                  if the director is removed by special resolution as provided by the Corporations Miscellaneous Provisions Act (Nova Scotia), as amended from time to time.

113.                        No director shall be disqualified by such office from contracting with the Company, either as vendor, purchaser, or otherwise, nor shall any such contract, or any contract or arrangement entered into or proposed to be entered into by or on behalf of the Company in which any director is in any way interested, either directly or indirectly, be avoided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason only of such director holding that office or of the fiduciary relations thereby established. However, the existence and nature of the director’s interest must be declared by such director at a meeting of the directors of the Company. In the case of a proposed contract, such director shall declare the interest at the meeting of directors at which the question is first taken into consideration, or if such director was not then interested, at the next meeting held after such director became so interested, and when such director becomes interested after it is made, the director shall declare the interest at the first meeting held after the director becomes so interested. A general notice given to the directors by a director that the director is a shareholder, shareholder or director of any specified firm or company and is to be regarded as interested in any transaction or contract with such firm or company shall be deemed to be a sufficient declaration under this Article and no further or other notice shall be required.

ELECTION OF DIRECTORS

114.                        Subject to Article 115, at the dissolution of every annual ordinary general meeting all the directors shall retire from office and be succeeded by the directors elected at such meeting. Retiring directors shall be eligible for re-election at such meeting.

115.                        If at any ordinary general meeting at which an election of directors ought to take place no such election takes place, or if no ordinary general meeting is held in any year or period of years, the retiring directors shall continue in office until their successors are elected and a general meeting for that purpose may on notice be held at any time.

116.                        The Company in general meeting may, from time to time, increase or reduce the number of directors and may determine or alter their qualifications.

117.                        The Company may, by special resolution, remove any director before the expiration of the period of office and appoint another person in such director’s stead. The person so appointed shall hold office during such time only as the director in whose place the director is appointed would have held office if such director had not been removed.

118.                        Any casual vacancy occurring among the directors may be filled by the directors, but any person so chosen shall retain office only so long as the vacating director would have retained it if the vacating director had continued as a director.

MANAGING DIRECTOR

119.                        The directors may, from time to time, appoint one or more of their body to be managing director or managing directors of the Company, either for a fixed term or without any limitation as to the period for which such person is or they are to hold such office, and may from time to time remove or dismiss such person, or persons from office and appoint another or others in such person’s or their place or places.

120.                        A managing director shall, subject to the provisions of any contract between the managing director and the Company, be subject to the same provisions as to resignation and removal as the other directors of the Company, and if for any reason the managing director ceases to hold the office of director, the managing director shall, ipso facto, immediately cease to be a managing director.

121.                        The remuneration of a managing director shall, from time to time, be fixed by the directors and may be by way of salary, commission, participation in profits or any combination of these modes.

122.                        The directors may, from time to time, entrust to and confer upon the managing director for the time being such powers exercisable under these Articles by the directors as they think fit, and may confer such powers for such time, and to be exercised for such objects and purposes and upon such terms and conditions, and with such restrictions as they think expedient; and they may confer such powers either collaterally with, or to the exclusion of, and in substitution for, all or any of the powers of the directors in that regard; and may, from time to time, revoke, withdraw, alter or vary all or any of such powers.

PRESIDENT AND VICE-PRESIDENT AND OTHER OFFICERS

123.                        (a)                                 The directors shall elect the President of the Company (who need not be a director) and may determine the period for which the President is to hold office. The President shall have general supervision of the business of the Company and shall perform such duties as may be assigned to the President from time to time by the Board.

(b)                                 The directors may also elect Vice-Presidents and determine the period for which they are to hold office. A Vice-President need not be a director and any Vice-President shall, at the request of the President or the Board and subject to the directions of the Board, perform the duties of the President during the absence, illness or incapacity of the President.

(c)                                  The directors may elect or appoint such officer or officers of the Company, having such powers and duties, as they see fit.

(d)                                 If the directors so decide, the same person may hold more than one of the offices provided for in these Articles.

SOLICITORS

124.                        The Company may employ or retain a solicitor or solicitors and such solicitor may, at the request of the Board or on instructions of the Chair of the Board, the President or the managing director, attend meetings of the directors or shareholders, whether or not the solicitor is a shareholder or a director of the Company. If such solicitor is also a director, such person may nevertheless charge for services rendered to the Company as a solicitor.

SECRETARY AND TREASURER

125.                        The directors shall appoint a Secretary of the Company to keep the minutes of the shareholders’ and directors’ meetings and perform such other duties as may be assigned to the Secretary by the Board. The directors may also appoint a temporary substitute for the Secretary who shall, for the purposes of these Articles, be deemed to be the Secretary.

126.                        The directors may appoint a Treasurer of the Company to carry out such duties as the Board may assign. If the directors think it advisable, the same person may hold the offices of both Secretary and Treasurer.

CHAIR OF THE BOARD

127.                        The directors may also elect one of their number to be Chair of the Board and may determine the period during which the Chair is to hold office. The Chair shall perform such duties and receive such special remuneration as the Board may, from time to time, provide.

PROCEEDING OF DIRECTORS

128.                        The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings and proceedings as they think fit, and may determine the quorum necessary for the transaction of business. Unless otherwise determined two directors shall constitute a quorum if two or more directors have been appointed. If all directors of the Company entitled to attend a meeting either generally or specifically consent, any or all directors may participate in a meeting of directors or of a committee of directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and any director participating in such a meeting by such means is deemed to be present at that meeting for purposes of these Articles.

129.                        Meetings of directors may be held either within or without the Province of Nova Scotia and the directors may, from time to time, make arrangements relating to the time and place of holding directors’ meetings, the notices to be given for such meetings and what meetings may be held without notice. Unless otherwise provided by such arrangements:

(a)                                 a meeting of directors may be held at the close of every ordinary general meeting of the Company without notice;

(b)                                 notice of every other directors’ meeting may be delivered or mailed or faxed or telephoned to each director before the meeting is to take place. Such notice shall be delivered or mailed or telegraphed or telephoned at least forty-eight hours before the time fixed for the meeting;

(c)                                  a meeting of directors may be held without formal notice if all the directors are present or if those absent have signified their assent to such meeting or their consent to the business transacted at such meeting;

(d)                                 the good faith accidental omission to give any such notice to any of the directors or the failure of any director to receive such notice shall not invalidate any resolution passed at any such meeting.

130.                        The President or any other director may at any time, and the Secretary, upon the request of the President or any other director, shall summon a meeting of the directors to be held at the Office. The President, the Chair of the Board or a majority of the Board may at any time summon a meeting to be held elsewhere.

131.                        Questions arising at any meeting of directors shall be decided by a majority of votes and when there is an equality of votes the Chair of the meeting shall not have a second or tie casting vote.

132.                        If no Chair of the Board is elected, or if at any meeting of directors the Chair is not present within five minutes after the time appointed for holding the meeting, the President, if a director, shall preside. If the President, being a director, is not present at such time, a Vice-President who is also a director shall preside. If neither the President nor a Vice-President who is also a director is present at such time, the directors present shall choose one of their number to be Chair of the meeting.

133.                        A meeting of the directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the directors generally.

134.                        The directors may delegate any of their powers to committees consisting of such number of members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the directors.

135.                        The meetings and proceedings of any such committee consisting of two or more directors shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the directors insofar as they are applicable and are not superseded by any regulations made by the directors.

136.                        All acts done at any meeting of the directors or of a committee of directors or by any person acting as a director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of the directors or persons so acting, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

137.                        A resolution in writing signed by all the directors or a committee of directors shall be as valid and effectual as if it had been passed at a meeting of the directors or a committee of directors duly called and constituted. A resolution so effected shall be deemed to constitute a waiver of any notice required under these Articles or the Act to have been given for such a meeting.

138.                        Where the Company has only one director the business affairs of the Company shall be managed by such director and all business which may be transacted at a meeting of the Board shall be transacted by such director in the manner provided for in the preceding Article.

139.                        If any one or more of the directors is called upon to perform extra services or to make any special exertions in going or residing abroad or otherwise for any of the purposes of the Company or the business thereof, the Company may remunerate the director or directors so doing, either by a fixed sum or by a percentage of profits or otherwise. Such remuneration shall be determined by the directors and may be either in addition to or in substitution for such director’s share in the remuneration otherwise authorized by these Articles.

REGISTERS

140.                        The directors shall cause to be kept at the Office, or such other location as is designated by the directors of the Company, in accordance with the provisions of the Act a register of the shareholders of the Company, a register of the bond and debenture holders of the Company and a register of its directors. Branch registers of the shareholders and the bond and debenture holders may be kept elsewhere, either within or without the Province of Nova Scotia, in accordance with the Act.

MINUTES

141.                        The directors shall cause minutes to be entered in books designated for the purpose:

(a)                                 of all appointments of officers;

(b)                                 of the names of the directors present at each meeting of directors and of any committees of directors;

(c)                                  of all orders made by the directors and committees of directors; and

(d)                                 of all resolutions and proceedings of meetings of the shareholders and of the directors.

Any such minutes of any meeting of the directors or of any committee of the directors or of the Company, if purporting to be signed by the Chair of such meeting or by the Chair of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minutes.

Any resolution of the shareholders, the directors, or a committee of the directors, passed pursuant to the provisions of Articles 103 or 137 of these Articles, shall be receivable as prima facie evidence of the matters stated therein.

POWER OF DIRECTORS

142.                        The management of the business of the Company shall be vested in the directors who, in addition to the powers and authorities granted by these Articles or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company and are not hereby or by statute expressly directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the provisions of the statutes in that regard and of these Articles and to any regulations from time to time made by the Company in general meeting and the provisions of any shareholders’ agreement signed by all the shareholders; provided that no regulation so made shall invalidate any prior act of the directors that would have been valid if such regulation had not been made.

143.                        Without restricting the generality of the terms of the last preceding Article and without prejudice to the powers conferred thereby, and the other powers conferred by these Articles, the directors shall have power:

(a)                                 to take such steps as they think fit to carry out any agreement or contract made by or on behalf of the Company;

(b)                                 to pay the costs, charges and expenses preliminary and incidental to the promotion, formation, establishment, and registration of the Company;

(c)                                  to purchase or otherwise acquire for the Company any property, rights or privileges that the Company is authorized to acquire, and at such price and generally on such terms and conditions as they think fit;

(d)                                 at their discretion, to pay for any property, rights, or privileges acquired by, or services rendered to the Company either wholly or partially in cash or in Shares, bonds, debentures or other securities of the Company, and any such Shares may be issued either as fully paid up, or with such amount credited as paid up thereon as may be agreed upon;

(e)                                  subject to the Act, to secure the fulfilment of any contracts or engagements entered into by the Company by mortgaging or charging all or any of the property of the Company and its unpaid capital for the time being, or in such other manner as they think fit;

(f)                                   to appoint, remove or suspend at their discretion such experts, managers, secretaries, treasurers, officers, clerks, agents and servants for permanent, temporary or special services, as they, from time to time, think fit, and to determine their powers and duties, and to fix their salaries or emoluments and to require security in such instances and to such amounts as they think fit;

(g)                                  to accept from any shareholder insofar as the law permits and on such terms and conditions as may be agreed upon a surrender of such shareholder’s Shares or any part thereof;

(h)                                 to appoint any person or persons (whether incorporated or not) to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, to execute and do all such deeds and things as may be requisite in relation to any such trust, and to provide for the remuneration of any such trustee or trustees;

(i)                                     to institute, conduct, defend, compound or abandon any legal proceedings by and against the Company or its officers or otherwise concerning the affairs of the Company, and also to compound and allow time for payment or satisfaction of any debts due and of any claims or demands by or against the Company;

(j)                                    to refer any claims or demands by or against the Company to arbitration and observe and perform the awards;

(k)                                 to make and give receipts, releases and other discharges for money payable to the Company and for claims and demands of the Company;

(l)                                     to determine who shall be entitled to exercise the borrowing powers of the Company and sign on the Company’s behalf bonds, debentures or other securities, bills, notes, receipts, acceptances, assignments, transfers, hypothecations, pledges, endorsements, cheques, drafts, releases, contracts, agreements and all other instruments and documents;

(m)                             to provide, from time to time, for the management of the affairs of the Company abroad in such manner as they think fit, and in particular to appoint any persons to be the attorneys or agents of the Company with such powers (including power to sub-delegate) and upon such terms as they think fit;

(n)                                 to invest and deal with any of the moneys of the Company not immediately required for the purposes thereof in such securities and in such manner as they think fit; and, from time to time, to vary or realize such investments;

(o)                                 subject to the Act, to execute in the name and on behalf of the Company in favour of any director or other person who may incur or be about to incur any personal liability for the benefit of the Company such mortgages of the Company’s property, present and future, as they think fit, and any such mortgages may contain a power of sale and such other powers, covenants and provisions as are agreed on;

(p)                                 to give any officer or other person employed by the Company a commission on the profits of any particular business or transaction or a Share in the general profits of the Company, and such commission or share of profits shall be treated as part of the working expenses of the Company;

(q)                                 to set aside out of the profits of the Company before declaring any dividend such sums as they think proper as a reserve fund to meet contingencies or provide for dividends, depreciation, repairing, improving and maintaining any of the property of the Company and such other purposes as the directors may in their absolute discretion think conducive to the interests of the Company; and to invest the several sums set aside in such investments, other than Shares of the Company, as they may think fit, and, from time to time, to deal with and vary such investments, and to dispose of all or any part of them for the benefit of the Company, and to divide the reserve fund into such special funds as they think fit, with full power to employ the assets constituting the reserve fund in the business of the Company without being bound to keep them separate from the other assets;

(r)                                    from time to time, to make, vary and repeal rules for the regulation of the business of the Company, its officers and servants, the shareholders of the Company or any section or class of them;

(s)                                   to enter into all such negotiations and contracts, rescind and vary all such contracts, and execute and do all such acts, deeds, and things in the name and on behalf of the Company as they may consider expedient for or in relation to any of the matters aforesaid or otherwise for the purposes of the Company;

(t)                                    to approve by resolution amalgamation agreements that are governed by the provisions of Section 134(23) and (24) of the Act; and

(u)                                 from time to time, to provide for the management of the affairs of the Company in such manner as they shall think fit.

THE SEAL

144.                        The common seal may be affixed to any instrument (i) in the presence of and contemporaneously with the attesting signature of any director or officer, acting within such person’s authority, or (ii) in the presence of and contemporaneously with the attesting signature of any one person designated by and under the authority of a resolution of the Board or of a committee thereof. For the purpose of certifying documents or proceedings of the Company the common seal may be affixed by any one of the President, Vice-President, Secretary or a director.

145.                        The Company may have facsimiles of the common seal which may be used interchangeably with the common seal.

146.                        The Company may have for use at any place outside the Province of Nova Scotia to which the corporate existence and capacity of the Company extends an official seal that is a facsimile of the common seal of the Company with the addition on its face of the name of the place where it is to be used; and the Company may by writing under the seal of its common seal authorize any person to affix such official seal to any document at such place to which the Company is a party, and may prescribe and limit the type of documents to which the official seal may be affixed by such person.

DIVIDENDS

147.                        The profits of the Company, subject to the provisions of the Memorandum and of these Articles, and to the rights of persons, if any, entitled to shares with special rights as to dividends, may be divided among the shareholders in proportion to the amount of capital paid up on the shares held by them respectively or, in the discretion of the directors, may be divided among the shareholders holding a particular class or particular classes of shares, in proportion to the amount of capital paid up on such shares held by them respectively, to the exclusion of shareholders holding any other class or classes of shares. Where capital is paid up in advance of calls upon the footing that the same shall carry interest, such capital shall not while carrying interest confer a right to participate in profits.

148.                        The directors may, from time to time, declare such dividends upon the Shares of the Company as they deem proper according to the rights of the shareholders and the respective classes thereof and may declare such dividends upon a particular class or particular classes of shares to the exclusion of any other class or classes of shares, and may determine the date upon which the same shall be payable and provide that any such dividend shall be payable to the persons registered as the holders of the Shares in respect of which the same is declared at the close of the business upon such date as the directors specify, and no transfer of such Share made or registered after the date so specified shall pass any right to the dividend so declared.

149.                        The declaration of the directors as to the amount of the profits, retained earnings or contributed surplus of the Company shall be conclusive.

150.                        The directors may, from time to time, pay to the shareholders such interim dividends as in their judgment the position of the Company justifies.

151.                        Subject to these Articles and the preferences, rights and restrictions attached to any class or series of shares, dividends may be declared and paid to the shareholders in proportion to the amount of capital paid up on the Shares (not including any capital paid up bearing interest) held by them respectively.

152.                        The directors may deduct from the dividends payable to any shareholder amounts due and payable by the shareholder to the Company on account of calls, instalments or otherwise, and may apply the same in or towards satisfaction of such amounts so due and payable.

153.                        The directors may retain any dividends on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

154.                        The directors may retain the dividends payable upon Shares to which a person is entitled or entitled to transfer upon the death or bankruptcy of a shareholder or in any way other than by allotment or transfer, until such person has become registered as the holder of such Shares or has duly transferred such Shares.

155.                        When the directors declare a dividend on a class or series of shares and also make a call on such shares payable on or before the date on which the dividend is payable, the directors may retain all or part of the dividend and set off the amount retained against the call.

156.                        The directors may declare that a dividend be paid by the distribution of cash, paid up shares (at par or at a premium), debentures, bonds or other securities of the Company or of any other company or any other specific assets held or to be acquired by the Company or in any one or more of such ways.

157.                        The directors may settle any difficulty that may arise in regard to the distribution of a dividend as they think expedient, and in particular without restricting the generality of the foregoing may issue fractional certificates, may fix the value for distribution of any specific assets, may determine that cash payments will be made to any shareholders upon the footing of the value so fixed or that fractions may be disregarded in order to adjust the rights of all parties, and may vest cash or specific assets in trustees upon such trusts for the persons entitled to the dividend as may seem expedient to the directors.

158.                        Any person registered as a joint holder of any Share may give effectual receipts for all dividends and payments on account of dividends in respect of such Share.

159.                        Unless otherwise determined by the directors, any dividend may be paid by a cheque or warrant delivered to or sent through the post to the registered address of the shareholder entitled, or, when there are joint holders, to the registered address of the one whose name stands first on the Register for the Shares jointly held. Every cheque or warrant so delivered or sent shall be made payable to the order of the person to whom it is delivered or sent. The mailing or other transmission to a shareholder at the shareholder’s registered address (or, in the case of joint shareholders at the address of the holder whose name stands first on the Register) of a cheque payable to the order of the person to whom it is addressed for the amount of any dividend payable in cash after the deduction of any tax which the Company has properly withheld, shall discharge the Company’s liability for the dividend unless the cheque is not paid on due presentation. If any cheque for a dividend payable in cash is not received, the Company shall issue to the shareholder a replacement cheque for the same amount on such terms as to indemnity and evidence of non-receipt as the directors may impose. No shareholder may recover by action or other legal process against the Company any dividend represented by a cheque that has not been duly presented to a banker of the Company for payment or that otherwise remains unclaimed for six years from the date on which it was payable.

ACCOUNTS

160.                        The directors shall cause proper books of account to be kept of the sums of money received and expended by the Company, and the matters in respect of which such receipt and expenditure takes place, and of all sales and purchases of goods by the Company, and of the assets, credits and liabilities of the Company.

161.                        The books of account shall be kept at the Office or at such other place or places as the directors may direct.

162.                        The directors shall, from time to time, determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to inspection of the shareholders, and no shareholder shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorized by the directors or a resolution of the Company in general meeting.

163.                        At any ordinary general meeting the directors shall lay before the Company the financial statements, report of the auditor, if any, and the report of the directors required by the Act.

164.                        The financial statements shall be accompanied by a report of the directors as may be required by the Act. The financial statements shall be approved by the Board and shall be signed on behalf of the Board and at the Board’s direction by two directors of the Company or if the Company has only one director, by that director.

165.                        The directors shall send copies of the financial statements together with copies of the auditor’s report, if any, and the report of the directors to all persons entitled to receive notices of general meetings of the Company at least seven days before the date of the general meeting at which the reports are to be presented or at least seven days before the signing of a resolution pursuant to Article 103 in lieu thereof.

166.                        The costs (if any) to the Company of the formation of the Company, the completion of the title to any property and rights acquired by it, the purchase of any business or contract, the establishing of any new branch of business, the acquisition by purchase of any property of a wasting nature or any extraordinary expenditure may be spread over a series of years or otherwise treated as the Board may determine, due provision in their opinion being always made for writing down such cost, and the amount of such cost for the time being outstanding may, for the purpose of calculating the profits of the Company for dividends, be reckoned as an asset.

AUDITORS AND AUDIT

167.                        The Company shall at each annual general meeting appoint an auditor or auditors to hold office until the next annual general meeting.

168.                        The first auditors of the Company may be appointed by the directors at any time before the first annual general meeting and the auditors so appointed shall hold office until such meeting unless previously removed by a resolution of the shareholders in general meeting, in which event the shareholders at such meeting may appoint auditors.

169.                        The directors may fill any casual vacancy in the office of auditor but while any such vacancy continues the surviving or continuing auditor or auditors, if any, may act.

170.                        (a)                                 Subject to an exemption order made pursuant to the Act, a person is disqualified from being an auditor of the Company if the person is not independent of the Company, all of its affiliates, or of the directors or officers of the Company and its affiliates.

(b)                                 For the purpose of this Article:

(i)                                     independence is a question of fact; and

(ii)                                  a person is deemed not to be independent if the person or the person’s business partner:

A.                                    is a business partner, director, officer or employee of the Company or any of its affiliates, or a business partner of any director, officer or employee of the Company or any of its affiliates;

B.                                    beneficially owns, directly or indirectly, or exercises control or direction over a material interest in the shares of or debt owing by the Company or any of its affiliates; or

C.                                    has been a receiver, receiver and manager, liquidator or trustee in bankruptcy of the Company or any of its affiliates within two years of the person’s proposed appointment as auditor of the Company.

(c)                                  An auditor who becomes disqualified pursuant to this Article shall resign forthwith upon becoming aware of the disqualification.

171.                        The remuneration of the auditors shall be fixed by the Company in general meeting, or by the directors pursuant to authorization given by the shareholders at the ordinary general meeting except that the remuneration of an auditor appointed to fill a casual vacancy may be fixed by the directors.

172.                        (a)                                 The auditors shall conduct such audit and make such examination of the financial statements of the Company required by the Act to be placed before the shareholders in general meeting as is necessary for the auditors to report thereon.

(b)                                 The auditors shall report on the financial statements in the form recommended from time to time in the Handbook of the Canadian Institute of Chartered Accountants.

173.                        (a)                                 The shareholders may, except where the auditor has been appointed by court order pursuant to the Act, by resolution passed by a majority of the votes cast at a special meeting duly called for the purpose, remove an auditor before the expiration of the auditor’s term of office and shall, by a majority of the votes cast at that meeting, appoint another auditor in place of the removed auditor for the remainder of the term.

(b)                                 Before calling a special meeting for the purpose specified in sub-article (a) or an annual general or special meeting where the directors are not recommending the re-appointment of the incumbent auditor, the Company shall, fifteen days or more before the mailing of the notice of the meeting, give to the auditor:

(i)                                     written notice of the intention to call the meeting, specifying therein the date on which the notice of the meeting is proposed to be mailed; and

(ii)                                  a copy of all material proposed to be sent to shareholders in connection with the meeting.

(c)                                  An auditor has the right to make to the Company, three days or more before the mailing of the notice of the meeting, representations in writing concerning:

(i)                                     the auditor’s proposed removal as auditor;

(ii)                                  the appointment or election of another person to fill the office of auditor; or

(iii)                               the auditor’s resignation as auditor;

and the Company, at its expense, shall forward with the notice of the meeting a copy of such representations to each shareholder entitled to receive notice of the meeting.

(d)                                 The Company shall give notice in writing to an auditor of the auditor’s appointment forthwith after the appointment is made.

(e)                                  A resignation of an auditor becomes effective at the time the written resignation is sent to the Company or at the time specified in the resignation, whichever is later.

174.                        (a)                                 Upon the demand of an auditor of the Company, the present or former directors, officers, employees or agents of the Company shall furnish such

(i)                                     information and explanations; and

(ii)                                  access to records, documents, books, accounts and vouchers of the Company or any of its subsidiaries;

as are, in the opinion of the auditor, necessary to enable the auditor to make the examination and report required under the Act and that the directors, officers, employees and agents are reasonably able to furnish.

(b)                                 Upon the demand of an auditor of the Company, the directors of the Company shall:

(i)                                     obtain from the present or former directors, officers, employees and agents of any subsidiary of the Company the information and explanations that the present or former directors, officers, employees and agents are reasonably able to furnish and that are, in the opinion of the auditor, necessary to enable the auditor to make the examination and report required under the Act; and

(ii)                                  furnish the information and explanations so obtained to the auditor.

(c)                                  The auditor of the Company is entitled to receive notice of every meeting of shareholders and, at the expense of the Company, to attend and be heard at the meeting on matters relating to the auditor’s duties as an auditor.

(d)                                 If any director or shareholder of the Company, whether or not the shareholder is entitled to vote at the meeting, gives written notice not less than five days before a meeting of the Company to the auditor or former auditor of the Company, the auditor or former auditor shall attend the meeting at the expense of the Company and answer questions relating to the auditor or former auditor’s duties as auditor.

(e)                                  A director or shareholder who sends a notice referred to in subarticle (d) shall send concurrently a copy of the notice to the Company.

175.                        If any accounts of the Company fail to disclose the amount of any loan made during the period to which the accounts relate, either by or on the guarantee or security of the Company, including loans which have been repaid during such period and loans made before such period and outstanding at the expiration thereof or if any such account fails to disclose the total amount paid by the Company to the directors as remuneration for their services other than the salaries of salaried directors, then it shall be the duty of the auditors to include in their report, so far as they are able to do so, a statement giving particulars of all such payments and transactions.

176.                        The auditor’s report shall be placed before each annual general meeting of the Company and shall be read at the meeting and be open for inspection by the shareholders present.

177.                        (a)                                 A director or officer of the Company shall forthwith notify all directors and the auditor or former auditor of any error or misstatement of which the director or officer becomes aware in a financial statement that the auditor or former auditor has reported upon if the error or misstatement in all the circumstances appears to be significant.

(b)                                 Where the auditor or former auditor of the Company is notified or becomes aware of an error or misstatement in a financial statement upon which the auditor or former auditor has reported, and if in the auditor or former auditor’s opinion the error or misstatement is material, the auditor or former auditor shall inform each director accordingly.

(c)                                  Where, pursuant to sub-article (b), the auditor or former auditor informs the directors of an error or misstatement in a financial statement, the directors shall, within a reasonable time:

(i)                                     prepare and issue revised financial statements, or

(ii)                                  otherwise inform the shareholders and any debenture holder of the Company who has demanded or been furnished with the financial statements which contain the error or misstatement.

178.                        Every account of the directors, when audited and approved by a general meeting, shall be conclusive unless an error is discovered within three months after such approval. Whenever any such error is discovered within that period, the account shall forthwith be corrected and thenceforth be conclusive.

179.                        If only one auditor is appointed, all the provisions herein contained relating to auditors shall apply to such auditor.

180.                        (a)                                 If all of the shareholders of the Company consent thereto, the provisions of these Articles and the provisions of the Act regarding the appointment of auditors and duties of auditors shall not apply with respect to the financial year in respect of which the consent is given.

(b)                                 Sub-article (a) shall not apply if the Company is a reporting issuer or a reporting company.

NOTICES

181.                        A notice may be served by the Company upon shareholders personally or by sending it through the post in a prepaid envelope or wrapper, or by any means of recorded or transmitted communication, addressed to such shareholder at such shareholder’s registered place of address.

182.                        Shareholders who have no registered place of address shall not be entitled to receive any notice.

183.                        The holder of Share Warrants shall not, unless otherwise expressed therein, be entitled in respect thereof to notice of any general meeting of the Company.

184.                        Any notice required to be given by the Company to the shareholders, or any of them, and not expressly provided for by these Articles, shall be sufficiently given if given by advertisement.

185.                        Any notice given by advertisement shall be advertised twice in a paper published in the place where the head office of the Company is situated, or if no paper is published there, then in any newspapers published in the Halifax Regional Municipality, Nova Scotia.

186.                        All notices shall, with respect to any registered Shares to which persons are jointly entitled, be given to whichever of such persons is named first in the Register for such Shares, and notice so given shall be sufficient notice to all the holders of such Shares.

187.                        Any notice sent by post shall be deemed to be served on the day following that upon which the letter, envelope or wrapper containing it is posted, and in proving such service it shall be sufficient to prove that the letter, envelope or wrapper containing the notice was properly addressed and put into the post office with the postage prepaid thereon. A certificate in writing signed by any manager, secretary or other official of the Company that the letter, envelope or wrapper containing the notice was so addressed and posted shall be conclusive evidence thereof. The foregoing provisions of this clause shall not apply to a notice of a meeting of the directors.

188.                        Every person who by operation of law, transfers or by other means whatsoever becomes entitled to any Share shall be bound by every notice in respect of such Share that prior to such person’s name and address being entered on the Register was duly served in the manner hereinbefore provided upon the person from whom the person derived such person’s title to such Share.

189.                        Any notice or document so advertised or sent by post to or left at the registered address of any shareholder in pursuance of the Articles, shall, notwithstanding that such shareholder is then deceased and that the Company has notice of such shareholder’s decease, be deemed to have been served in respect of any registered Shares, whether held by such deceased shareholder solely or jointly with other persons, until some other person is registered in such shareholder’s stead as the holder or joint holder thereof, and such service shall for all purposes of these Articles be deemed a sufficient service of such notice or document on such shareholder’s heirs, executors or administrators and all persons, if any, jointly interested with such person in any such Share.

190.                        The signature to any notice given by the Company may be written or printed.

191.                        When a given number of days’ notice or notice extending over any other period is required to be given, the day of service and the day upon which such notice expires shall not, unless it is otherwise provided, be counted in such number of days or other period.

INDEMNITY

192.                        Every director or officer, former director or officer, or person who acts or acted at the Company’s request, as a director or officer of the Company, a body corporate, partnership or other association of which the Company is or was a shareholder, partner, member or creditor, and the heirs and legal representatives of such person, in the absence of any dishonesty on the part of such person, shall be indemnified by the Company against, and it shall be duty of the directors out of the funds of the Company to pay, all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Company or such body corporate, partnership or other association, whether the Company is a claimant or party to such action or proceeding or otherwise; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the Company and have priority as against the shareholders over all other claims.

193.                        No director or officer, former director or officer, or person who acts or acted at the Company’s request, as a director or officer of the Company, a body corporate, partnership or other association of which the Company is or was a shareholder, partner, member or creditor, in the absence of any dishonesty on such person’s part, shall be liable for the acts, receipts, neglects or defaults of any other director, officer or such person, or for joining in any receipt or other act for conformity, or for the loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired for or on behalf of the Company, or through the insufficiency or deficiency of any security in or upon which any of the funds of the Company are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any funds, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on the part of such person, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of such person or in relation thereto.

SHAREHOLDERS’ AGREEMENT

194.                        All shareholders of the Company may become, from time to time, parties to an agreement between them and to which the Company may be a party (hereinafter called a “Shareholders’ Agreement”) which will not form part of these Articles but which is intended to regulate their activities as shareholders of the Company. Any such agreement as amended from time to time may be placed with the corporate records of the Company and upon such being done will, to the full extent permitted by law and no more, supersede any provisions of these Articles to the contrary. Without limitation but in particular, to the full extent permitted by law and to no greater extent:

(a)                                 any Shareholders’ Agreement signed by all shareholders shall be deemed a resolution signed by all shareholders entitled to vote thereon for the purposes of the Act and these Articles but shall not constitute a special resolution;

(b)                                 without limiting the foregoing, to the extent that it can be so characterized, any resolution described in sub-article (a) hereof shall be deemed to enact regulations of the shareholders, described in Article 142, extending or limiting the powers of the directors; and

(c)                                  where a director of the Company acts in accordance with or fails to act in breach of, the obligation of the shareholders or the Company under the Shareholders’ Agreement, the Shareholders’ Agreement shall be deemed to constitute a waiver by all signatories thereto of any breach of fiduciary obligation which may be claimed based upon such action or inaction.

REMINDERS

195.                        The directors shall comply with the following provisions of the Act and the Corporations Registration Act (Section numbers refer to the appropriate Sections of the Act):

(a)                                 keep a register of shareholders (Section 43(1));

(b)                                 keep a register of the holders of debentures, bonds and other securities (Section 11(1), Third Schedule);

(c)                                  send notice to the Registrar of any consolidation, division, conversion, reconversion or cancellation of the share capital or stock of the Company (Section 53);

(d)                                 send notice to the Registrar of any increase of capital (Section 55);

(e)                                  call a general meeting every year within the proper time. Meetings must be held not later than 15 months after the preceding general meeting (Section 83);

(f)                                   appoint at each annual general meeting an auditor or auditors of the Company to hold office until the next annual general meeting (Article 167); provided, however this requirement can be waived as stated in Article 180 unless the Company is a reporting issuer or reporting company;

(g)                                  send to the Registrar typed or printed copies of all special resolutions (Section 88);

(h)                                 keep a register of directors and officers, send to the Registrar a copy thereof and notify the Registrar of all changes therein (Section 98);

(i)                                     send to the Registrar notice of the address of the Company’s registered office and of all changes in such address (Section 79);

(j)                                    keep proper minutes of all general meetings and directors’ meetings in books reserved for the purpose and kept at the Company’s registered office (Sections 89 and 90);

(k)                                 obtain a certificate of registration under the Corporations Registration Act as soon as business is commenced; and

(l)                                     send notice of the recognized agent to the Registrar in compliance with section 9 of the Corporations Registration Act.

Name and Address of Subscriber

NEWCO 3, INC.

PER:	/s/ Eric Gunning
NAME:	Eric Gunning
OFFICE:	Assistant Secretary

DATED the 18th day of August, 2016.

Witness to the above signature:

/s/ Kathleen M. Kirchner
Name:	Kathleen M. Kirchner
Address:	1801 California Street, Suite 4600
Denver, Colorado 80202